EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Industries, Inc. of our report dated November 11, 1996, appearing on page 26 of the U.S. Industries, Inc. Annual Report on Form 10-K/A for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
Morristown, New Jersey
April 18, 1997